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                                                                     EXHIBIT 8-1

                            WILLKIE FARR & GALLAGHER
                              153 East 53rd Street
                               New York, NY 10022

May 28, 1996

Smith Barney Diversified Futures Fund L.P. II
c/o Smith Barney Futures Management Inc.
390 Greenwich Street - 1st Floor
New York, New York 10013

Re:      Smith Barney Diversified Futures Fund L.P. II

Ladies and Gentlemen:

We have acted as counsel for Smith Barney Diversified Futures Fund L.P. II, a limited partnership organized under the New York Revised Limited Partnership Act (the "Partnership"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement"), relating to the registration of 100,000 Units of Limited Partnership Interest in the Partnership.

In so acting, we have reviewed such data, documents, statutes and regulations and have considered such questions of law and fact as we have deemed pertinent for purposes of this opinion. Based upon the foregoing, we are of the opinion that the Partnership should be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. In addition, we hereby confirm to you our opinion under the caption "Income Tax Aspects" in the Prospectus constituting part of the Registration Statement including, in particular, the description of the consequences to an investor of the classified form of the
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Smith Barney Principal Plus Futures Fund L.P.
May 28, 1996
Page 2

Partnership as a partnership for federal income tax purposes. This opinion is based upon the facts as stated in the Registration Statement and the current federal income tax law and regulations. No tax ruling has been obtained from the Internal Revenue Service confirming this treatment and the General Partner of the Partnership does not intend to request such a ruling.

We hereby consent to the inclusion of our opinion in the Partnership's Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher